Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33690, 333-35116, 333-33676, 333-157070) and Form S-3 (333-159110) of Energizer Holdings, Inc. of our report dated November 23, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2010 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

St. Louis, Missouri
November 23, 2010